Exhibit 10.3

EXECUTION VERSION

TECHNICAL AMENDMENT NO. 2 TO CREDIT AGREEMENT

TECHNICAL AMENDMENT NO. 2 (this “Agreement”), dated as of September 14, 2015, to that certain Credit Agreement dated as of June 10, 2015 (the “Credit Agreement”) among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LIFE TIME FITNESS, INC., a Minnesota corporation and successor in interest to LTF MERGER SUB, INC., as borrower (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), and the lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, Section 10.01(3)(c) of the Credit Agreement permits the Administrative Agent and the Borrower to amend any Loan Document to amend any obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Agreement or any other Loan Document and such amendment shall become effective without any further action or consent of any other party to such Loan Document;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.    Amendments to Credit Agreement

(a)	Clause (a)(ii) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing “4.25%” with “2.25%”; and

(b)

Clause (b) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by (1) replacing “4.25%” with “2.25%” in subclause (i)(B) and (2) amending and restating the table in subclause (ii) in its entirety as follows:

Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate, CDOR Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50 to 1.00	3.25%	2.25%	0.500%
2	≤ 3.50 to 1.00	3.00%	2.00%	0.375%

Section 2.    This Agreement shall become effective upon execution by the parties hereto without any further action or consent of any other party to any Loan Document.

Section 3.    Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Section 4.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5.    This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

Section 6.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIFE TIME FITNESS, INC., as Borrower,

By:	/s/ Eric Buss
Name: Eric Buss
Title: Chief Financial Officer and Executive Vice President

[Signature Page to Technical Amendment No. 2 to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent,

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

[Signature Page to Technical Amendment No. 2 to Credit Agreement]